UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14A-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting material Pursuant to §240.14a-12

Dynavax Technologies Corporation

(Name of Registrant as Specified In Its Charter)

DEEP TRACK BIOTECHNOLOGY MASTER FUND, LTD.

DEEP TRACK CAPITAL, LP

DAVID KROIN

BRETT A. ERKMAN

JEFFREY S. FARROW

MICHAEL MULLETTE

DONALD J. SANTEL

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

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Deep Track Capital, LP a Delaware limited partnership (“Deep Track”), together with the other participants named herein (collectively the “Participants”), issued the following press release related to Dynavax Technologies Corporation, a Delaware corporation (the “Company”). Deep Track or its fellow Participants may disseminate the press release from time to time.

Deep Track Capital Comments on Dynavax Technologies’ Rejection of Most Recent Settlement Offer

Believes Company’s Unwillingness to Reach Mutually Acceptable Resolution – And Opposition to Giving Shareholders a Voice in the Boardroom – Underscores the Board’s Entrenchment and the Clear Need for Investor-Driven Change

Greenwich, CT, April 16, 2025 – Deep Track Capital, LP, (together with its affiliates, “Deep Track” or “we”) is one of the largest shareholders of Dynavax Technologies Corporation (NASDAQ: DVAX) (“Dynavax”, “DVAX” or the “Company”), with ownership of approximately 14.34% of the Company’s outstanding shares. Today Deep Track commented on the Company’s disclosure that the Board of Directors (the “Board”) has rejected a settlement proposal in connection with its nomination of four highly qualified candidates for election to the Board at the 2025 Annual Meeting of Shareholders (the “Annual Meeting”).

Deep Track issued the following statement:

“We have consistently tried to work with Dynavax to find a mutually agreeable path forward that would be in the best interests of all shareholders. Our recent three-part proposal to the Company was designed to ensure that a shareholder representative would be in the boardroom and to avoid a costly and distracting proxy contest. The terms of our proposal were as follows:

•	Deep Track nominees Brett Erkman and Donald Santel would be appointed to the Board;

•	Two long-tenured incumbent directors would step down; and

•	The Board would rebalance its classes such that there are three directors in each (with Mr. Erkman and Mr. Santel added to any class except the one up for election in 2026).

Unfortunately, Dynavax swiftly rejected this proposed settlement, and merely reiterated a prior proposal that it has now put forth for a third time. In yet another sign of the Board’s entrenchment, it has refused to compromise and seems set on not having a representative of one of its largest shareholders as a director. It is highly disappointing that the Board continues to act so unreasonably – and disregard shareholders’ best interests – by refusing to negotiate toward a resolution despite various proposals from us. This behavior is made even worse by the fact that we are the second largest shareholder in Dynavax and long-term investors in the Company – not a typical “activist”.

Now is not the time to continue fighting with a major shareholder in an effort to protect the Board’s status quo. It is the time to critically evaluate the Company’s strategy and ensure it is pursuing the best path forward for all stakeholders – including by eventually eliminating Hepatitis B.

While we remain open to discussions around how to resolve this situation in an amicable fashion, we are committed to protecting the best interests of all Dynavax shareholders and ensuring their voices are heard. The need for urgent change is clear and we continue to believe that the addition of our four nominees would provide critical independence, shareholder perspective, and relevant expertise to the Board. In our view, the supportive outreach we have received from our fellow investors to date affirms the strength of our case for change and we look forward to further dialogue with other shareholders in the weeks to come.”

About Deep Track Capital

Deep Track Capital is a Greenwich, Connecticut-based investment firm focused exclusively on the life sciences industry. We develop long term partnerships with management teams of leading innovative public and pre-IPO biotechnology companies. In addition to capital, we seek to invest our time and expertise, while leveraging our network for the benefit of our partners. We aim to lead transactions while building large syndicates, and also to invest in rounds led by other qualified investors.

Investor Contact

Innisfree M&A Incorporated

Scott Winter / Gabrielle Wolf

+1 212-750-5833

Media Contact

Longacre Square Partners

deeptrack@longacresquare.com

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information herein contains “forward-looking statements.” Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “potential,” “targets,” “forecasts,” “seeks,” “could,” “should” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our objectives, plans or goals are forward-looking. Forward-looking statements are subject to various risks and uncertainties and assumptions. There can be no assurance that any idea or assumption herein is, or will be proven, correct. If one or more of the risks or uncertainties materialize, or if any of the underlying assumptions of Deep Track Capital, LP (“Deep Track”) or any of the other participants in the proxy solicitation described herein prove to be incorrect, the actual results may vary materially from outcomes indicated by these statements. Accordingly, forward looking statements should not be regarded as a representation by Deep Track that the future plans, estimates or expectations contemplated will ever be achieved.

Certain statements and information included herein may have been sourced from third parties. Deep Track does not make any representations regarding the accuracy, completeness or timeliness of such third party statements or information. Except as may be expressly set forth herein, permission to cite such statements or information has neither been sought nor obtained from such third parties. Any such statements or information should not be viewed as an indication of support from such third parties for the views expressed herein.

Deep Track disclaims any obligation to update the information herein or to disclose the results of any revisions that may be made to any projected results or forward-looking statements herein to reflect events or circumstances after the date of such information, projected results or statements or to reflect the occurrence of anticipated or unanticipated events

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Deep Track and the other Participants (as defined below) have filed a preliminary proxy statement and accompanying WHITE universal proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit proxies for, among other matters, the election of its slate of director nominees at the 2025 annual stockholders meeting (the “2025 Annual Meeting”) of Dynavax Technologies Corporation, a Delaware corporation (“DVAX”). Promptly after filing its definitive proxy statement with the SEC, Deep Track will furnish the definitive proxy statement and accompanying WHITE universal proxy card to some or all of the stockholders entitled to vote at the 2025 Annual Meeting.

The participants in the proxy solicitation are Deep Track, Deep Track Biotechnology Master Fund, Ltd. (the “Record Stockholder”), David Kroin (all of the foregoing persons, collectively, the “Deep Track Parties”), Brett A. Erkman, Jeffrey S. Farrow, Michael Mullette and Donald J. Santel (such individuals, collectively with the Deep Track Parties, the “Participants”).

As of the date hereof, the Deep Track Parties beneficially own an aggregate of 17,791,486 shares (the “Deep Track Shares”) of the common stock, par value $0.001 per share, of DVAX (the “Common Stock”). The Deep Track Shares collectively represent approximately 14.34% of the outstanding shares of Common Stock based on 124,070,829 shares of Common Stock outstanding as of February 18, 2025 as reported in DVAX’s Annual Report on Form 10-K for the year ended December 31, 2024. Each of the Deep Track Parties may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) all of the Deep Track Shares. As of the date hereof, none of the other Participants beneficially own any shares of Common Stock.

IMPORTANT INFORMATION AND WHERE TO FIND IT

DEEP TRACK STRONGLY ADVISES ALL STOCKHOLDERS OF DVAX TO READ THE PRELIMINARY PROXY STATEMENT, ANY AMENDMENTS OR SUPPLEMENTS TO SUCH PROXY STATEMENT, AND OTHER PROXY MATERIALS FILED BY DEEP TRACK WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV. THE DEFINITIVE PROXY STATEMENT, WHEN FILED, AND OTHER RELEVANT DOCUMENTS, WILL ALSO BE AVAILABLE BY DIRECTING A REQUEST TO THE PARTICIPANTS’ PROXY SOLICITOR, INNISFREE M&A INCORPORATED, 501 MADISON AVENUE, 20th FLOOR, NEW YORK, NY 10022 (STOCKHOLDERS CAN CALL TOLL-FREE: (877)-687-1865)